LETTER OF TRANSMITTAL TO SURRENDER TELE NORTE LESTE AMERICAN DEPOSITARY SHARES (ADSs) EVIDENCED BY AMERICAN DEPOSITARY RECEIPTS (ADRs)

Investor ID Number

Effective XXXXXXXXXXXXXXXXXX, Tele Norte Leste ADS merged with and into Brasil Telecom. For every 1 Tele Norte Leste ADS, holders will receive 0.1879 Brasil Telecom Common ADSs and 0.6420 Brasil Telecom Preferred ADSs. This Transmittal Form must accompany your certificates representing shares of Tele Norte Leste ADS stock in order to exchange those shares for new stock in connection with the merger. See Instructions on the reverse side.

ADR holders of Tele Norte Leste (“TNL”) will have to pay a fee of up to $0.05 per ADS to the TNL Depositary in connection with the cancellation of your TNL ADSs plus any expenses of the TNL Depositary (including any fee charged by the Brasil Telecom Depositary for the issuance of Brasil Telecom ADSs) and any applicable taxes. In addition, you will have to pay any applicable stock transfer taxes with respect to the cancellation of your TNL ADSs or the issuance of Brasil Telecom ADSs to you and any Brazilian taxes that may become payable.

In order to receive the merger entitlement, please complete, sign and return this Letter of Transmittal together with your Tele Norte Leste ADRs in the envelope enclosed for your convenience. Your ADR number(s) and respective number of ADSs are indicated in Box 2 below.

I/we, the undersigned, surrender to you for exchange the ADRs identified below. I/we certify that I/we have full authority to surrender these ADRs and such ADRs are free and clear of all liens, restrictions, adverse claims and encumbrances, and I/we have complied with all requirements as stated in the instructions on the reverse side of this Letter of Transmittal.

PLEASE CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER (TIN) BY COMPLETING THE INFORMATION IN BOX NUMBER E ON THE REVERSE SIDE.

			B ADRs being surrendered	ADR No(s). Number of ADSs

A	Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears above or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.*

☒
Signature of ADR Holder	Date	Daytime Telephone #

☒
Signature of ADR Holder	Date	Daytime Telephone #	C	Total ADSs Presented

If you cannot produce some or all of your Tele Norte Leste ADRs, you must obtain a lost instrument open penalty surety bond. Please see the reverse side of this form for instructions.

* Read certification on reverse side before signing.

Please complete the back if you would like to transfer ownership or request special mailing.

D

AFFIDAVIT OF LOST, MISSING OR DESTROYED ADR

CERTIFICATE(S) AND AGREEMENT OF INDEMNITY

THIS AFFIDAVIT IS INVALID IF A CHECK IS NOT INCLUDED AND IF THE AFFIDAVIT IS NOT SIGNED AND NOTARIZED BELOW. NOTE: FOREIGN OWNERS MUST ALSO INCLUDE APOSTILLE SEAL OR LEGAL EQUIVALENT.

Investor ID Number

TOTAL ADSs LOST ☐
	Please Fill In ADR No(s). if Known	Number of ADSs

Attach separate schedule if needed

By signing this form I/we or myself/ourselves swear, depose and state that: I/we or myself/ourselves am/are the lawful owner(s) of the ADR certificate(s) hereinafter referred to as the “securities” described in the Letter of Transmittal. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/we or myself/ourselves have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the Letter of Transmittal, without the surrender of the securities, and also to request and induce Federal Insurance Company to provide suretyship for me/us to cover the missing securities under its Blanket Bond # 8302-00-67. I/we or myself/ourselves hereby agree to surrender the securities for cancellation should I/we or myself/ourselves, at any time, find the securities.

I/we or myself/ourselves hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), BNY Mellon Shareowner Services, The Bank of New York Mellon, as Depositary, Tele Norte Leste, Brasil Telecom, all their subsidiaries and any other party to the transaction, from and against any and all loss, costs, and damages including court costs and attorney’s fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred, I/we or myself/ourselves agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

☒ Signed by Affiant (ADR Holder)		on this (date)
	(Deponent) (Indemnitor) (Heirs Individually)		Month Day Year

Social Security #	Date	Notary Public

Lost Securities Surety Premium/Service Fee Calculation

The following formula should be used to calculate the surety premium, if any, and service fee that you must submit with this form.

1.	Calculate the ADS value of the lost ADSs by multiplying the number of ADSs that are lost by the Cash Rate:
•	Enter number of ADSs lost X (Cash Rate) $XXXXX.XX = $ ADS value
•

If the ADS value exceeds $500,000, or if the ADR Holder is a non U.S. resident and the ADS value exceeds $100,000, do not complete this affidavit. Complete only the Letter of Transmittal and contact BNY Mellon Shareowner Services regarding the lost ADRs.

2.	Only calculate a Surety Premium if the ADS value exceeds $3,000.00, otherwise enter zero (0) on the Surety Premium line below.
•	The surety premium equals 1% (.01) of the ADS value noted in line 1 above: $ X (1%) or (.01) = $ Surety Premium
3.	Add the service fee based on the ADS value fee guide noted below. $ Service Fee
•	If the ADS value is less than or equal to $250.00, the Service Fee = $50.00
•	If the ADS value is greater than $250.00 but less than or equal to $3,000.00, the Service Fee = $100.00
•	If the ADS value is greater than $3,000.00, the Service Fee = $200.00
4.	Total amount due (add lines 2 & 3). $ Total Amount

Please enclose a money order, certified check or cashiers’ check for the required amount, made payable to BNY Mellon Shareowner Services.

SUBSTITUTE FORM W-9 – Department of the Treasury, E Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN)

F Special Transfer Instructions and Signature Guarantee Medallion

If you want your Brasil Telecom ADR and any cash payment, where applicable issued in another name, fill in this section with the information for the new account name.You must also complete the Transfer Reason box below in Instruction 6.

FILL IN the space below.
	Part 1 – PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER (“TIN”) IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	„		Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)
1. 2. 3.

Under penalties of perjury. I certify that:

The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

		EXEMPT PAYEE ☐		Address (Number and Street) (City, State & Zip Code) (Tax Identification Number)	(Name of Guarantor - Please Print) (Address of Guarantor Firm)

Please check appropriate box:
Individual/sole proprietor ☐
		C Corporation ☐	S Corporation ☐
		Partnership ☐	Trust/estate ☐
☐ Limited liability company. Enter the tax classification (C=C Corporation, S=S Corporation,P=Partnership) Enter appropriate tax classification here

G Special Mailing Instructions

Fill in ONLY if mailing to someone other than the signer(s) in Box 1 or to the signer(s) in Box 1 at an address other than that shown on the front of this card.

Mail ADR and any cash payment, where applicable to:

		☐ Other „ See enclosed Instructions		Name (Please Print First, Middle & Last Name)

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN.

Address (Number and Street)
Signature Date
	Rev. January 2011			(City, State & Zip Code)

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL FORM

A	Sign, date and include your daytime telephone number in this Letter of Transmittal in Box 1 and after completing all other applicable sections return this form and your ADRs in the enclosed envelope. The signer(s) will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Agent to be appropriate or necessary to complete the exchange. The signer(s) hereby irrevocably appoints the Exchange Agent as lawful agent and attorney-in-fact of the signer(s) to effect the exchange (such power of attorney being deemed coupled with an interest). All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death and incapacity of the undersigned. The signer(s) understands that surrender will not be deemed to have been made in acceptable form until receipt by the Exchange Agent of the Letter of Transmittal or a facsimile hereof, duly completed and manually signed together with such ADRs and all accompanying evidences of authority. The signer(s) agrees that all questions as to validity, form and eligibility of any surrender of the ADRs hereunder will be determined by the Exchange Agent and that such determination will be final and binding. The signer(s) acknowledges that until the signer(s) surrenders the ADRs, the signer(s) will not receive any entitlement in exchange for the ADRs. The signer(s) further agrees that no interest will accrue on any cash entitlement or any dividends, where applicable.

B	Your ADR number(s) and respective number of ADSs you hold are indicated in Box 2.

C	Please indicate the total number of ADSs of Tele Norte Leste you are presenting in Box 3.

D	If you cannot produce some or all of your TELE NORTE LESTE ADRs, you must obtain a lost instrument open penalty surety bond and file it with BNY Mellon Shareowner Services. To do so through BNY Mellon Shareowner Services’ program with Federal Insurance Company, complete Box 4 on the front side of this form, including the lost securities premium and service fees calculations, and return the form together with your payment as instructed. Please print clearly. Alternatively, you may obtain a lost instrument open penalty surety bond from an insurance company of your choice that is rated A+XV or better by A. M. Best & Company. In that instance, you would pay a surety premium directly to the surety bond provider you select and you would pay BNY Mellon Shareowner Services its service fee only. Please contact us at the number provided below for further instructions on obtaining your own bond.

E	PLEASE SIGN IN BOX 5 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 5 and sign to certify. Please note that BNY Mellon Shareowner Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. To avoid back up withholding, you are required to fully and accurately complete the Substitute Form W-9. For additional instructions, please see the “Important Tax Information” document. Note: You are required to check the appropriate box for your status (Individual/Sole proprietor, Corporation, etc.) to avoid withholding. If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

F	If you want your Brasil Telecom ADR and any cash payment, where applicable, to be issued in another name, complete the Special Transfer Instructions in Box 6. Signature(s) in Box 6 must be Medallion Signature guaranteed. To complete your transfer request you must also indicate below a Transfer Reason by executing the Transfer Reason box below.

Transfer Reason1 - Check only one: All transfers will be assumed to be Gifts if no reason is provided. If we receive documentation (e.g., death certificate) indicating that the registered shareowner is deceased, the transfer reason will default to Death.

Gift	Date of Gift[2]:	/ /	(Gift applies to certificates only)
Private Sale	Date of Sale[3]:	/ /	Value per ADS:	USD	.
Death	Date of Death[3]:	/ /	Value per ADS[4]:	USD	.
None of the above[5]:					(Please specify)

[1]	You may wish to consult with your tax advisor on the definition and tax implications for each type of transfer.
[2]	If not provided, gift date for certificates will default to the date that the transfer is processed. For book entry ADSs, the gift date will always be the date that the transfer is processed.
[3]

Date of SaleIDeath will default to the date that the transfer is processed unless provided. For transfers due to death, date of death will default to the date indicated in the documents (e.g., death certificate) received with the transfer instructions, if any.

[4]	Required to determine cost basis to be applied per beneficiary.
[5]	Existing cost basis of ADSs will be carried over to the new account.

G	Fill in Box 7 if, mailing to someone other than the signer(s) in Box 1 or to the signer(s) in Box 1 at an address other than that shown on the front of this card.

HOW TO CONTACT BNY MELLON SHAREOWNER SERVICES

By Telephone – 9 a.m. to 6 p.m. New York time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico: From outside the U.S.:	1-866-300-4353 (Toll Free) 1-201-680-6921 (Collect)

WHERE TO FORWARD THIS LETTER OF TRANSMITTAL AND ADRs (If by mail, registered mail, properly insured, with return receipt is recommended)

By Mail:	By Overnight Courier or By Hand
BNY Mellon Shareowner Services	BNY Mellon Shareowner Services
Attn: Corporate Action Dept.	Attn: Corporate Action Dept., 27th Floor
P.O. Box 3300	480 Washington Boulevard
South Hackensack, NJ 07606	Jersey City, NJ 07310